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                                                                    Exhibit 99.1


      TOLLGRADE [LOGO]                            TOLLGRADE COMMUNICATIONS, INC.
 Network Assurance Simplified.                 493 Nxon Road/ Cheswick, PA 15024
                                                               www.tollgrade.com


                C O R P O R A T E   C O M M U N I C A T I O N S



CONTACT:  Chris Allison
          412-820-1407
          callison@tollgrade.com
          ----------------------


          TOLLGRADE ACQUIRES CHEETAH STATUS AND PERFORMANCE MONITORING
                           PRODUCT LINE FROM ACTERNA

PITTSBURGH, PA, February 13, 2003 -- Tollgrade Communications, Inc. (NASDAQ:
TLGD) today announced that it has purchased for $14.3 million in cash certain assets and has assumed certain liabilities of the Cheetah(TM) status and performance monitoring product line of Acterna, LLC. As part of the agreement, contingent purchase consideration of up to $2.4 million may be payable in the form of an earn-out based on certain 2003 performance targets for the acquired business. Acterna has retained ownership of the Return Path segment of the product line.

Tollgrade will offer jobs to 47 of the former Acterna employees, most of whom are engineers and technicians. Tollgrade plans to consolidate the Cheetah status and performance monitoring product with its LIGHTHOUSE(R) status monitoring system. The product line will be based at Tollgrade's new facility in Sarasota, Florida.

"As the cable industry continues to evolve, more service providers recognize the need to proactively monitor power supplies and nodes in the cable broadband access network," said Tollgrade CEO Chris Allison, "For many years, the Cheetah name has been synonymous with cable status monitoring. By combining the Cheetah tradition with the HMS compliance achieved by Tollgrade's LIGHTHOUSE system, we have created a value proposition for large or small system operators, both here and abroad."

Allison added, "Because the Cheetah product line is new to us, our management team continues to evaluate its financial impact, as well as its subsequent integration into the company, on our business as a whole. During the first quarter of 2003, we will have owned the product line for roughly six weeks and expect sales of $ 1.7 to $2.0 million for that period. Excluding any one-time integration charges, our earnings goals for the new product line are breakeven at the high end of the sales range. As it progresses, we expect the acquisition to begin to become accretive to earnings during the second half of the year."

Parker/Hunter Incorporated acted as financial advisor to Tollgrade in connection with this transaction.


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Tollgrade will host a conference call to discuss the acquisition on Friday,
February 14, 2003 at 8:00 AM EST. The telephone number for U.S. participants is 1-800-860-2442 (international: 412-858-4600). Please reference Tollgrade/Allison to identify the call. The conference call will also be broadcast live over the Internet. To listen to this conference call via the Internet, copy the following URL address into your browser window:

rtsp://st23g1.services.att-idns.net/broadcast/*/encoder/2063_933_01.rm.

Minimum requirements to listen to the web broadcast include RealPlayer software, which is downloadable for free from www.real.com/products/player/index.html, and at least a 14.4 Kbps connection to the Internet.

REPLAY ACCESS: The call will be available for replay and continued web access using the following information:

Via phone: Starting at 10:00 a.m. (Eastern Time) on February 14, and continuing through 12:00 a.m. on February 22, 2003/dial 877-344-7529 (international:
412-858-1440). When prompted for the account number, enter `237#' then press `1' to play a recorded conference. Enter `309366#' when prompted to enter the conference number. Clearly state your name and company name when prompted to do so, followed by any key. Press `1' to begin the conference playback.

Via the web: To listen to a replay of this conference call via the Internet, copy the following URL address into your browser window:

rtsp://st21g1.services.att-idns.net/v1/614/2062/ccpittsburgh/audio/tollgrade/
tollgrade.rm. The web replay will be available for 30 days following the call.

ABOUT TOLLGRADE
Tollgrade Communications, Inc. is a full-system provider of leading hardware and software testing solutions for the global telecommunications and cable broadband industries. Tollgrade designs, engineers, markets and supports test systems, test access and status monitoring products. The company, which is headquartered in the Pittsburgh suburb of Cheswick, Pa., recorded 2002 revenues of $58.6 million. The web address is www.tollgrade.com.

FORWARD-LOOKING STATEMENTS
This release contains statements relating to future events that are considered "forward-looking statements." These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expected revenue and earnings results.

These forward-looking statements are based on assumptions that involve risks and uncertainties and are subject to change based on the considerations described below. The company does not undertake any obligation to publicly update any forward-looking statements.



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General economic conditions and the economic conditions of the telecommunications industry, including the effect of negative line growth and competition for the company's RBOC customers from wireless, cable providers and other carriers entering the local telephone service market can affect the capital budgets of the company's customers. If such conditions result in a reduction of such budgets, the company's revenues can be adversely affected.

If the company's customers find themselves unable to meet their established purchase forecasts and their own growth projections, such customers may curtail their purchase of the company's products, which would adversely affect the company's revenues.

If the company would be unable to establish customer or sales distribution or OEM relationships relating to the new Cheetah business, it could affect the rate of incoming orders, which would adversely affect sales and revenues.

If the financial strength of certain of the company's major customers should deteriorate or such customers encounter difficulties in accessing capital, the ability of such customers to purchase and pay for the company's products could be impaired, with a corresponding adverse affect on the company's revenues.

If third parties with whom the company has entered into sales and marketing partnerships should fail to meet their own performance objectives or (in some cases) prove unable to continue to provide vendor financing to certain local exchange carriers, customer demand for the company's products could be adversely affected, which would have an adverse effect on the company's revenues.

Seasonal fluctuations in customer demand for the company's products can create corresponding fluctuations in period to period revenues, and any increases in the rate of order cancellation by customers could adversely affect future revenues.

The carrying value of certain intangible assets, including goodwill, acquired by the company from Lucent Technologies, Inc. ("Lucent") could be impaired if changing market conditions indicate that lower than anticipated cash flows will be produced by such intangible assets.

The final allocation of the purchase price will be completed following acquisition of the Cheetah product line. This final allocation may differ from that currently assumed, which may cause the amounts of any future amortization to differ from current management estimates, resulting in an adverse affect on the accompanying projected earnings.



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If the company were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity or integration issues related to the acquisition of the Cheetah product line, loss of key assembly subcontractors or other factors, the company's ability to produce and ship its manufactured products could be adversely affected, with an adverse effect upon revenues.

The introduction of improved products or services or reduced prices by the company's competitors could reduce the demand for the company's products and services and adversely affect revenues.

If the company proves unable to respond effectively to technological change in its industry, such as an evolution of the telephone network from circuit to packet-based, by developing new products and services and obtaining customer approval and acceptance of its products and services, demand for the company's products and services could be adversely affected, which would adversely affect revenues.

The company is dependent on a relatively narrow range of products and a small number of large customers. As a result, the failure of one or a small number of the company's products to gain or maintain acceptance in the marketplace, or the decision by one or a few of the company's customers to curtail their purchases of the company's products could have an adverse effect on revenues.

If one or more of a small number of key employees of the company were to cease to be associated with the company, the company's future results could be adversely affected.

If the company is unable to successfully assert and defend its proprietary rights in the technology utilized in its products, its future results could be adversely affected. If third parties were able to successfully assert that the company's use of technology infringed upon the proprietary rights of others, the future results of the company could be adversely affected.

If one or more of the company's products were to prove defective, the company's relationships with its customers could be jeopardized and the company could be subject to potential liability, adversely affecting the company's future results.

If for any reason demand for the company's products should decrease substantially, the company could find itself with excess inventory and obsolete parts on hand, which could adversely affect future results. Changes in government regulation, such as modification or repeal of The Telecommunications Act of 1996, increasing the costs of doing business by the company or its customers, or preventing the company or its customers from engaging in business activities they may wish to conduct could adversely affect the company's future results.



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(TM) Cheetah is a trademark of Tollgrade Communications, Inc.
(R)  LIGHTHOUSE  is a registered trademark of Tollgrade Communications, Inc.
(TM) LoopCare is a trademark of Tollgrade Communications, Inc.

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